Exhibit 10.6

EQUITY INTEREST PLEDGE AGREEMENT

THIS EQUITY INTEREST PLEDGE AGREEMENT (“Agreement”) is entered into by and between the following parties on August 4, 2010.

Pledgee: BEIJING SYSWIN ZHI DI TECHNOLOGY LIMITED (“The Pledgee”)

Registered Address: Room 5-B51, Building 1, 6 South Shi Long Road, Mentougou District, Beijing

Pledgor: TAO Hongbing (“The Pledgor”)

PRC ID Number: 620102196702105837

Address: Room 5A, Building 9, Fifth District, Central City, West Si Huan, Haidian District,Beijing

WHEREAS:

1.                           The Pledgee is a wholly foreign-owned enterprise duly established and valid existing under the PRC laws and is permitted by the competent authority to conduct business in the following categories: Software Development, Technology of Electronic Business, Technology Service, Technology Transfer, Technology Consulting, Business Consulting, Market Research and Analyzing, (Where specific permit is required by laws and regulations, absent such permit, The Pledgee shall not involve in such business.) The Pledgee and Beijing Syswin Xing Ye Real Estate Brokerage Company Limited (“Syswin Xing Ye”) have entered into the Exclusive Technical Consulting and Service Agreement on August 4, 2010 (the “Service Agreement”).

2.                           The Pledgor, a citizen of the People’s Republic of China (the “PRC”), holds 2.42% equity interest of Syswin Xing Ye, a limited liability company duly established and valid existing in Beijing under the PRC laws.

3.                           In order to guarantee that the Pledgee can collect the technology consulting service fees from Syswin Xing Ye in which Pledgor hold 2.42% equity interest pursuant to the Service Agreement, the Pledgor hereby pledges all his equity interest in Syswin Xing Ye to the Pledgee as a security for the consulting fees to be received by the Pledgee under the Service Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereby enter into this Agreement based upon the following terms:

Article 1                       Definitions

Unless otherwise provided for in this Agreement, the following terms shall have the following meanings:

1.1                                 “Pledge” means the entire content of Article 2 hereunder.

1.2                                 “Equity Interest” means all equity interest (the “Equity Interest”) in Syswin Xing Ye lawfully held by the Pledgor.

1.3                                 “Term of Pledge” means the period provided for under Article 3.2.

1.4                                 “Service Agreement” means the Exclusive Technical Consulting and Service Agreement entered into by and between Syswin Xing Ye and The Pledgee on August 4, 2010.

1.5                                 “Event of Default” means any event set forth in Article 7 hereunder.

1.6                                 “Notice of Default” means the notice of default issued by the Pledgee in accordance with this Agreement.

Article 2                   Pledge

2.1                                 The Pledgor agrees to pledge all his Equity Interest in Syswin Xing Ye to the Pledgee as a security for the technical consulting service fee payable to the Pledgee under the Service Agreement.

2.2                                 The Pledge under this Agreement refers to the preferential rights enjoyed by the Pledgee in receiving proceeds from auction or sale of the Equity Interest pledged by the Pledgor to the Pledgee.

Article 3                   Term of Pledge and Registration of Pledge

3.1                                 The Term of Pledge

3.2.1                                This Agreement shall take into effect as of the date when the Pledge of the Equity Interest is recorded in the register of shareholders of Syswin Xing Ye.

3.2.2                                During the Term of Pledge, the Pledgee shall be entitled to foreclose the Pledge in accordance with this Agreement in the event that Syswin Xing Ye fails to pay exclusive technical consulting and service fees in accordance with the Service Agreement.

3.3                                 The Registration of Pledge

The Pledgor and the Pledgee shall file a pledge registration in compliance with relevant laws and regulations. The Pledge shall be established as of the date of completing such registration,

Article 4                   Custody of Pledge Documents

4.1                                    During the Term of Pledge under this Agreement, the Pledgor shall deliver the Equity Interest Investment Certificate of Syswin Xing Ye to the Pledgee for custody. The Pledgor shall deliver the above Equity Interest Investment Certificate to the Pledgee within a week of the execution of this Agreement.

4.2                                    The Pledgee is entitled to collect dividends of the Equity Interest during the Term of Pledge.

Article 5                   Representations and Warranties of The Pledgor

5.1                                  The Pledgor is the lawful holder of the Equity Interest.

5.2                                  The Pledgee shall not be interfered with by any third party at any time when exercising its rights in accordance with this Agreement.

5.3                                  The Pledgee shall be entitled to exercise or assign the Pledge in accordance with this Agreement.

5.4                                  The Pledgor has not created any encumbrance over the Equity Interest in favor of any other person except for the Pledgee.

Article 6                   Covenants of the Pledgor

6.1                                  During the term of this Agreement, the Pledgor covenants to the Pledgee that:

6.1.1                                    Except for the transfer of the Equity Interest to the Pledgee or the person designated by the Pledgee (“Designated Person”) pursuant to the Exclusive Equity Interest Purchase Agreement entered into by and among the Pledgor, Syswin Limited and Syswin Xing Ye on August 4, 2010, without prior written consent from the Pledgee, the Pledgor shall not transfer or assign all or part of the Equity Interest, create or permit the creation of any pledges which may have an adverse affect on the rights or benefits of the Pledgee.

6.1.2                                    The Pledgor shall comply with and act according to all laws and regulation with respect to pledge of equity interest, and any the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority, or file objection to the foregoing matters at the reasonable request or with the consent of the Pledgee.

6.1.3                                    The Pledgor shall timely notify the Pledgee of any event or any received notice which may affect the Pledgor’s Equity Interest or any part of its rights, and any event or notice which may alter or affect any of the Pledgor’s covenants and obligations hereunder.

6.2                                  The Pledgor agrees that the Pledgee’s right to exercise the Pledge acquired under this Agreement shall not be terminated or undermined through legal proceedings initiated by the Pledgor, any successors of the Pledgor, any person authorized by the Pledgor or any other third party.

6.3                                  The Pledgor covenants to the Pledgee that in order to protect or perfect the security over the payments of the technical consulting and service fees under the Service Agreement, the Pledgor shall execute in good faith and procure other parties who have interests in the Pledge to execute all title certificates, contracts upon the request of the pledgee, and/or perform and procure other parties who have interests to take action as required by the Pledgee and facilitate the exercise of rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the alternations of certificate of the Equity Interest with the Pledgee or the person (individual or legal entity) designated by the Pledgee, and provide all notices, orders and decisions deemed necessary by the Pledgee to the Pledgee within a reasonable time.

6.4                                  The Pledgor covenants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee. If the Pledgor does not perform or does not fully perform its guarantees, covenants, agreements, representations and conditions, the Pledgor shall compensate all the losses therefore suffered by the Pledgee.

Article 7                   Events of Default

7.1                                 The events enumerated below shall be deemed as default:

7.1.1                           Syswin Xing Ye fails to make full payments of the exclusive technical consulting and service fees as scheduled under the Service Agreement.

7.1.2                           The Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor breaches any warranties under Article 5 herein.

7.1.3                           The Pledgor violates any covenant under Article 6 herein.

7.1.4                           The Pledgor violates any term or condition herein.

7.1.5                           The Pledgor forgoes the pledged Equity Interest or transfers or assigns the pledged Equity Interest without prior written consent of the Pledgee, except as provided in Article 6.1.1 in this Agreement.

7.1.6                           The Pledgor is incapable of repaying its general debt or other debt owed to the Pledgee.

7.1.7                           This Agreement becomes illegal or the Pledgor is incapable to continue to perform obligations herein for the reason of the promulgation of the related laws.

7.1.8                           Any approval, permit or authorization of the competent authority in associated with the enforcement and validity of this Agreement is withdrawn, suspended, invalidated or materially revised.

7.1.9                           The property of the Pledgor adversely changes to the extent that the Pledgee deems that the Pledgor’s capacity to perform the obligations herein is affected.

7.1.10                     The successors or assignees of Syswin Xing Ye can only partly perform or refuse to perform the payment obligations under the Service Agreement.

7.1.11                     Other circumstances whereby the Pledgee is incapable of exercising the right to foreclose on the Pledge in accordance with the related laws.

7.2                                  The Pledgor should immediately notify The Pledgee in written of the occurrence of any event under Article 7.1 herein or any events that may result in the foregoing events upon his knowledge.

7.3                                  Unless the event of default under Article 7.1 herein has been resolved to the Pledgee’s satisfaction, the Pledgee, at any time when the event of default occurs or thereafter, may issue a written notice of default to the Pledgor and require the Pledgor immediately make full payment of the outstanding service fees under the Service Agreement and other payables or foreclose on the Pledge in accordance with Article 8 herein.

Article 8                   Rights of the Pledgee

8.1                                 The Pledgor shall not transfer or assign the Equity Interest without prior written approval from the Pledgee prior to the full repayment of the consulting and service fees under the Service Agreement.

8.2                                 The Pledgee shall serve a Notice of Default on the Pledgor when exercises the right of pledge.

8.3                                 Subject to Article 7.3, the Pledgee may exercise the right to foreclose on the Pledge at any time when the Pledgee serves the Notice of Default pursuant to Article 7.3 or thereafter.

8.4                                 The Pledgee shall have the preferential right to receive payments or proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with applicable law until the outstanding technical consulting and service fees and all other payables under the Service Agreement are fully repaid. A mutual consent should be reached on the sale price and procedure of disclosure of pledge by and between both parties, in the event a mutual consent could not be reached, the pledgee should file a lawsuit with court of competent authority to determine the same.

8.5                                 The Pledgor shall not hinder the Pledgee from foreclosing on the Pledge in accordance with this Agreement and shall provide all necessary assistance for the foreclosure.

Article 9                   Assignment

9.1                                 The Pledgor shall not confer or assign any right or obligation herein to any third party without prior written consent of the Pledgee.

9.2                                 This Agreement shall be binding and enforceable on Pledgee and each of his successors and assignees.

9.3                                 The Pledgee may transfer or assign all or any of his rights and obligations under the Service Agreement to any person (individual or legal entity) designated by him at any time. In this case, the assignee shall enjoy and undertake all rights and obligations herein of the Pledgee as if the assignee is a party hereto. Where the Pledgee transfers or assigns the rights and obligations under the Service Agreement, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment upon the request of the Pledgee.

9.4                                 After the identity of the Pledgee has been changed after the assignment, the new parties to the pledge shall re-execute a pledge contract.

Article 10            Termination

10.1                                 This Agreement shall not be terminated until the technology consulting and service fees under the Service Agreement are fully paid and Syswin Xing Ye no longer undertakes any obligation under the Service Agreement.

Article 11            Processing Fees and Other Expenses

11.1                                  The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement, including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes and fees in accordance with laws, the Pledgor shall fully reimburse such taxes and fees paid by the Pledgee.

11.2                                  If the Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement or the Pledgee, for certain reasons, has to recource to any forgoing taxes, charges or fees, the Pledgor shall be responsible for all the fees (including but not limited to any taxes, proceeding fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disclosure of the Pledge) incurred by the Pledgor.

Article 12            Force Majeure

12.1                                  If the fulfilment of this Agreement is delayed or prevented due to the Force Majeure Events, the party affected by such a Force Majeure Event shall free from any obligation to the extent of delay or holdback. Force Majeure refers to any event beyond control of the affected party and unavoidable with reasonable caution, which shall include but not limited to, government acts, nature disasters, fire, explosion, typhoon, flood, earthquake, tidal wave, lightning or war. However, any lack of credit, assets or financing shall not be deemed as an event beyond control of a Party. The party claiming the Force Majeure and seeking a waiver of its obligations hereunder shall promptly inform the other party of the Force Majeure and the procedure to fulfil its obligations hereunder.

12.2                                  If performance of this Agreement is delayed or prevented due to Force Majeure set forth in the preceding paragraph, the affected party shall not subject to any liability hereunder arising from the performances so delayed or prevented. The affected party shall make reasonable effort to reduce or diminish the effect from such Event, and shall make reasonable efforts to resume its performance. Both parties shall resume the performance with best effort upon elimination of such Event.

Article 13            Dispute Resolution

13.1                                  This Agreement shall be governed by and construed in all respects in accordance with the PRC laws.

13.2                                  The Parties shall settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such dispute to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration according to its currently effective arbitration rules. The arbitration shall be held in Beijing and conducted in Chinese. The arbitration awards shall be final and binding upon the Parties. The arbitration awards may be submitted to the applicable People’s Court for enforcement.

Article 14            Notices

14.1                                  Any notice to which is given by the both Parties hereto regarding the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including, inter alias, facsimile and telex from time to time.

Article 15            Appendix

15.1                                    The Appendix of this Agreement as attached hereto is parts of this Agreement.

Article 16            Effectiveness

16.1                                 This Agreement and any amendments, supplements and modifications of this Agreement shall be in writing, and come into effect upon execution and seal by the Parties thereto.

16.2                                 This Agreement is executed both in Chinese and English with two copies for each language. The Chinese version shall prevail in the event of any inconsistency between the English and any Chinese versions thereof.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

This page is the signing page of this Equity Interest Pledge Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above written.

The Pledgee: BEIJING SYSWIN ZHI DI TECHNOLOGY LIMITED

Legal Representative (Signature):	/s/ Hongbing Tao

The Pledgor: TAO Hongbing

(Signature):	/s/ Hongbing Tao

Appendix I

DECLARATION

Beijing Syswin Xing Ye Real Estate Brokerage Company Limited (“Syswin Xing Ye”) is a limited liability company incorporated in China. I, being the shareholder of Syswin Xing Ye, hold 2.42% equity interests in Syswin Xing Ye, and together with the other two shareholders, Beijing Syswin International Real Estate Consulting Company Limited, Qingling Company Limited, in aggregate hold 100% equity interests in Syswin Xing Ye. I hereby acknowledge and warrant that I would permanently and irrevocably waive my preemptive purchase option to the remaining 97.58% equity interests held in aggregate by the other two shareholders and will not hamper any transfer of such equity interest in all or in part in any form.

Such waiver should take into effect as of the execution date of this declaration.

TAO Hongbing

Signature:	/s/ Hongbing Tao

August 4, 2010